EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 333-175228) of our report dated April 16, 2012 relating to the consolidated financial statements of Oxis International, Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP
White Plains, New York
April 16, 2012